Exhibit 99.1

PLBY Group Announces Common Stock Repurchase Program

LOS ANGELES, May 17, 2022 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today announced its Board of Directors has authorized a $50 million common stock repurchase program after having secured financing through a private placement of preferred stock. Additional details are to be provided in a Current Report on Form 8-K the Company will file with the Securities and Exchange Commission.

“This repurchase program reflects our confidence in our reimagined Playboy brand, transformed business model, and progress against our long-term growth objectives,” said PLBY Group Chief Executive Officer Ben Kohn. “We believe this is a great opportunity to create long-term, sustainable value for our shareholders.”

The share repurchase program does not obligate the Company to repurchase any dollar amount or number of shares, and the program may be extended, modified, suspended, or discontinued at any time.

About PLBY Group, Inc.

PLBY Group, Inc. (“PLBY Group” or the “Company”) is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. Our flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving billions of dollars annually in global consumer spending with products and content available in approximately 180 countries. Our mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its acquisitions and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the Company’s business combination, acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of the business combination, acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain disruptions, inflation, foreign currency exchange rates or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s business, and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:

Investors: investors@plbygroup.com

Media: press@plbygroup.com